As filed with the Securities and Exchange Commission on September 28, 2016

Registration Nos. 333-210556, 333-210556-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DTE Energy Company	DTE Electric Company
(Exact name of the registrant as specified in its charter)	(Exact name of the registrant as specified in its charter)

Michigan	Michigan
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

38-3217752	38-0478650
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Lisa A. Muschong

DTE Energy Company

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy E. Kraepel DTE Energy Company One Energy Plaza Detroit, Michigan 48226-1279 (313) 235-4000	Catherine C. Hood Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

DTE ENERGY COMPANY:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DTE ELECTRIC COMPANY:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/ Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(2)
DTE Energy Company:
Common Stock
Debt Securities
Stock Purchase Contracts
Stock Purchase Units
DTE Electric Company:
Debt Securities
Total

(1)	This registration statement also covers debt securities and common stock which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.
(2)	An indeterminate aggregate offering price or number of securities are being registered as from time to time may be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of the entire registration fee subject to the conditions set forth in such rules.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Shelf Registration Statement on Form S-3 (File No. 333-210556) of DTE Energy Company, which was filed with the Securities and Exchange Commission and became effective upon filing on April 1, 2016. It is being filed with the Securities and Exchange Commission in order to amend the base prospectus of DTE Energy Company to register additional classes of securities and to file additional related exhibits. The base prospectus of DTE Electric Company (File No. 333-210556-01) remains unchanged.

Prospectus

DTE Energy Company

Common Stock

Debt Securities

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, DTE Energy Company may offer from time to time:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	Stock Purchase Contracts; and

•	Stock Purchase Units.

We will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We may offer these securities directly or through underwriters, agents or dealers. This prospectus may also be used by a selling security holder of the securities described herein. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements, and will identify any selling security holders. See the “Plan of Distribution” section beginning on page  27 of this prospectus for more information.

See “Risk Factors” beginning on page 3 regarding risks associated with an investment in these securities.

The mailing address of DTE Energy Company’s principal executive office is One Energy Plaza, Detroit, Michigan 48226-1279, and its telephone number is (313) 235-4000.

DTE Energy Company’s common stock is traded on the New York Stock Exchange under the symbol “DTE.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated September 28, 2016

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

In this prospectus references to “DTE Energy,” the “Company,” “we,” “us” and “our” refer to DTE Energy Company, unless the context indicates that the references are to DTE Energy Company and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that DTE Energy filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, DTE Energy may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities DTE Energy may offer. Each time DTE Energy sells securities, DTE Energy will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

An investment in the securities involves risks. You should carefully consider the “Risk Factors” set forth in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” below.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations and business of DTE Energy. You can find many of these statements by looking for words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration,” and “goals” or similar expressions in this prospectus or in documents incorporated herein that signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements including, but not limited to, the following:

•	impact of regulation by the Environmental Protection Agency, the Federal Energy Regulatory Commission, the Michigan Public Service Commission, the Nuclear Regulatory Commission, and the Commodity Futures Trading Commission, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures;

•	the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs;

•	economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and natural gas;

•	environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements;

•	health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities;

•	changes in the cost and availability of coal and other raw materials, purchased power, and natural gas;

•	volatility in the short-term natural gas storage markets impacting third-party storage revenues;

•	impact of volatility of prices in the oil and gas markets on gas storage and pipelines operations;

•	impact of volatility in prices in the international steel markets on power and industrial projects operations;

•	volatility in commodity markets, deviations in weather, and related risks impacting the results of energy trading operations;

•	changes in the financial condition of our significant customers and strategic partners;

•	the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions;

•	access to capital markets and the results of other financing efforts which can be affected by credit agency ratings;

•	instability in capital markets which could impact availability of short and long-term financing;

•	the timing and extent of changes in interest rates;

•	the level of borrowings;

•	the potential for increased costs or delays in completion of significant capital projects;

•	changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits;

•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;

•	unplanned outages;

•	the cost of protecting assets against, or damage due to, terrorism or cyber attacks;

•	employee relations and the impact of collective bargaining agreements;

•	the risk of a major safety incident at an electric distribution or generation facility or a gas storage, transmission, or distribution facility;

•	the availability, cost, coverage, and terms of insurance and stability of insurance providers;

•	cost reduction efforts and the maximization of plant and distribution system performance;

•	the effects of competition;

•	changes in and application of accounting standards and financial reporting regulations;

•	changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues;

•	contract disputes, binding arbitration, litigation, and related appeals; and

•	the risks discussed in our public filings with the SEC.

You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as otherwise required by applicable law.

The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

DTE ENERGY COMPANY

DTE Energy Company is a Michigan corporation engaged in utility operations through its wholly owned subsidiaries, DTE Electric Company (“DTE Electric”) and DTE Gas Company (“DTE Gas”). We also have non-utility operations that are engaged in a variety of energy-related businesses.

DTE Electric is a public utility engaged in the generation, purchase, distribution, and sale of electricity to approximately 2.2 million customers in southeastern Michigan.

DTE Gas is a public utility engaged in the purchase, storage, transportation, distribution, and sale of natural gas to approximately 1.2 million customers throughout Michigan and the sale of storage and transportation capacity.

Our non-utility operations consist primarily of Gas Storage and Pipeline, which is involved in the development and operation of natural gas pipelines, gathering and storage; Power and Industrial Projects, which is comprised primarily of projects that deliver energy and utility-type products and services to industrial, commercial, and institutional customers, produce reduced emissions fuel, and sell electricity from renewable energy projects; and Energy Trading, which engages in energy marketing and trading operations.

USE OF PROCEEDS

Except as we may otherwise state in an accompanying prospectus supplement, DTE Energy expects to use the net proceeds from the sale of its securities for general corporate purposes, which may include, among other things:

•	financing, development and construction of new facilities;

•	additions to working capital; and

•	repurchase or refinancing of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements, market conditions and the availability and cost of other funds. Pending the application of proceeds, we may also invest the funds temporarily in short-term investment grade securities.

RATIOS OF EARNINGS TO FIXED CHARGES

DTE Energy’s ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	3.22	3.00	3.78	2.94	3.23	2.91

Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of net income before deducting income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of interest charges, including capitalized interest, amortization of debt discount, premium and expense, and the estimated interest component of rental expense.

THE SECURITIES THAT WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that DTE Energy may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	senior debt securities and/or subordinated debt securities, including debt securities convertible into common stock of DTE Energy or exchangeable for other securities;

•	stock purchase contracts; and

•	stock purchase units.

In this prospectus, we refer to the common stock, senior debt securities, subordinated debt securities, stock purchase contracts and stock purchase units together as “securities.” We refer to the senior debt securities and the subordinated debt securities together as the “debt securities.”

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The authorized capital stock of DTE Energy currently consists of 400,000,000 shares of DTE Energy common stock, without par value, and 5,000,000 shares of preferred stock, without par value. As of June 30, 2016, there were 179,435,004 shares of DTE Energy common stock issued and outstanding. All outstanding shares of common stock are, and the common stock offered hereby when issued and paid for will be, duly authorized, validly issued, fully paid and nonassessable. As of June 30, 2016, there were no shares of preferred stock issued and outstanding.

Under the DTE Energy amended and restated articles of incorporation, which we refer to as the articles of incorporation, our board of directors may cause the issuance of one or more new series of the authorized shares of preferred stock, determine the number of shares constituting any such new series and fix the voting, distribution, dividend, liquidation and all other rights and limitations of the preferred stock. These rights may be superior to those of the DTE Energy common stock. To the extent any shares of DTE Energy’s preferred stock have voting rights, no share of preferred stock may be entitled to more than one vote per share.

Common Stock

The following description of our common stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of this type of security. If indicated in a prospectus supplement, the terms of any common stock offered under that prospectus supplement may differ from the terms described below. For the complete terms of our common stock, please refer to our articles of incorporation and bylaws that are incorporated by reference into the registration statement that includes this prospectus or may be incorporated by reference in this prospectus. The terms of our common stock may also be affected by the laws of the State of Michigan.

Dividends

Holders of common stock are entitled to participate equally in respect to dividends as, when and if dividends are declared by our board of directors out of funds legally available for their payment. However, this dividend right is subject to any preferential dividend rights we may grant to future holders of preferred stock and to the prior rights of DTE Energy’s debt holders and other creditors. As a Michigan corporation, we are subject to statutory limitations on the declaration and payment of dividends. Dividends on DTE Energy common stock will depend primarily on the earnings and financial condition of DTE Energy. DTE Energy is a holding company and its assets consist primarily of its investment in its operating subsidiaries. Thus, as a practical matter, dividends on common stock of DTE Energy will depend in the foreseeable future primarily upon the earnings, financial condition and capital requirements of DTE Electric, DTE Gas and our other subsidiaries, and the distribution of such earnings to DTE Energy in the form of dividends. The subsidiaries are separate and distinct legal entities and have no obligation to make payments with respect to any of DTE Energy’s securities, or to pay dividends to or make funds available to DTE Energy so that DTE Energy can make payments on its securities, including its common stock. In addition, existing or future covenants limiting the right of DTE Electric, DTE Gas or our other subsidiaries to pay dividends on or make other distributions with respect to their common stock may affect DTE Energy’s ability to pay dividends on our common stock. See “Description of Debt Securities — Ranking.”

Voting

Subject to any special voting rights that may vest in the holders of preferred stock, the holders of DTE Energy common stock are entitled to vote as a class and are entitled to one vote per share for each share held of record on all matters voted on by shareholders. All questions are decided by a majority of the votes cast by the holders of shares entitled to vote on that question, unless a greater or different vote is required by the articles of incorporation or Michigan law. However, if the number of director nominees for any director election exceeds the number of directors to be elected, the nominees receiving a plurality of the votes cast by holders of the shares entitled to vote at any meeting for the election of directors at which a quorum is present will be elected.

We are subject to Chapter 7A of the Michigan Business Corporation Act, which we refer to as the Corporation Act, which provides that business combinations subject to Chapter 7A between a Michigan corporation and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally require the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than 2/3 of each class of stock entitled to vote (excluding voting shares owned by such 10% owner), voting as a separate class. These requirements do not apply if (1) the corporation’s board of directors approves the transaction prior to the time the 10% owner becomes such or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% owner has been such for at least five years.

Board of Directors

The number of directors is fixed by the board of directors from time to time. DTE Energy currently has 12 directors. Directors are elected annually for terms which expire upon election of their successor at the next year’s annual shareholder meeting.

Amendments to DTE Energy’s Articles of Incorporation

Under Michigan law, our articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include the common stock and any series of preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of DTE Energy, holders of our common stock have the right to share in DTE Energy’s assets remaining after satisfaction in full of the prior rights of creditors, and all liabilities and the aggregate liquidation preferences of any outstanding shares of DTE Energy preferred stock.

Preemptive Rights

The holders of DTE Energy common stock have no conversion or redemption rights, or any rights to subscribe for or purchase other stock of DTE Energy.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “DTE.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0854.

Advance Notice Requirements; Possible Anti-Takeover Effects

Certain provisions of our articles of incorporation and bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of DTE Energy. Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders or a shareholder requested special meeting of shareholders must deliver timely notice of their proposal in writing to our principal executive offices. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders, a shareholder requested special meeting of shareholders or make nominations for directors. These provisions may limit the ability of individuals to bring matters before shareholder meetings, change the composition of the board of directors and pursue a merger, takeover, business combination or tender offer involving DTE Energy, which, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the board of directors rather than pursue a non-negotiated takeover attempt, including one that shareholders might favor, and could reduce the market value of our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture. We will issue the debt securities under an amended and restated indenture, dated as of April 9, 2001, as supplemented or amended from time to time, which we refer to as the “indenture,” between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee. We refer to The Bank of New York Mellon Trust Company, N.A., or any successor or additional trustee, in its capacity as trustee under the indenture, as the “trustee” for purposes of this section. The indenture may, but need not, have separate trustees for senior and subordinated debt securities.

This summary of the indenture and the debt securities relates to terms and conditions applicable to the debt securities generally. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Because the descriptions of provisions of the indenture below are summaries, they do not describe every aspect of the indenture. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture, including the definitions therein of certain terms. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the indenture for provisions that may be important to you. Wherever we refer to particular articles, sections or defined terms of the indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture contains, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of June 30, 2016, approximately $2.4 billion aggregate principal amount of debt securities were issued and outstanding under the indenture.

Principal and any premium and interest in respect to the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee, unless we specify otherwise in the applicable prospectus supplement. At our option, however, payment of interest may be made by check mailed to the registered holders of the debt securities at their registered addresses.

We will describe material U.S. federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies in the applicable prospectus supplement.

Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

General

The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms may include some or all of the following:

•	the title or designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of DTE Energy in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, at which the debt securities will bear any interest or the method or methods, if any, by which such rate or rates will be determined;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•

whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of certain taxes, assessments or governmental charges, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption or repurchase of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption or repurchase;
•	any sinking fund or other mandatory redemption or similar terms;

•	whether the debt securities will be convertible into shares of common stock of DTE Energy and/or exchangeable for other securities, whether or not issued by DTE Energy, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at the option of DTE Energy, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity in accordance with the indenture upon an event of default or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if either or both of the sections of the indenture relating to defeasance and covenant defeasance are applicable to the debt securities, or if any covenants in addition to or other than those specified in the indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indenture relating to satisfaction and discharge in respect of the debt securities;

•	if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture, and whether the limitations on secured debt under the indenture will be applicable; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of such series or establish additional terms of such series.

Other than as described below under “— Covenants” with respect to any applicable series of debt securities and as may be described in the applicable prospectus supplement, the indenture does not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding the applicability of the covenant described below under “— Covenants — Limitation on Secured Debt” or any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Ranking

Because DTE Energy is a holding company that conducts substantially all of its operations through subsidiaries, holders of debt securities and guarantees of DTE Energy will generally have a junior position to claims of creditors of those subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and preferred shareholders, if any. Our subsidiaries, principally DTE Electric and DTE Gas, from time to time incur debt to finance their business activities. Substantially all of the physical properties of DTE Electric and DTE Gas are subject to the liens of their respective mortgage indentures as security for the payment of outstanding mortgage bonds.

Our assets consist primarily of investment in subsidiaries. Our ability to service indebtedness, including any debt securities and guarantees, depends on the earnings of our subsidiaries and the distribution or other payment from subsidiaries of earnings to us in the form of dividends, loans or advances, and repayment of loans and advances from us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make payments to us in order for us to pay our obligations under the debt securities. In addition, existing and future contractual and other legal requirements may limit the ability of our subsidiaries to pay dividends to us.

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, DTE Energy’s obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

DTE Energy’s obligation to pay the principal of, and any premium and interest on, any series of subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent provided in the supplemental indenture relating to the series and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of assets or securities of DTE Energy to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of DTE Energy, the holders of Senior Indebtedness will first be entitled to receive payment in full of the Senior Indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of DTE Energy being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

By reason of such subordination, in the event of liquidation or insolvency of DTE Energy, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of DTE Energy that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

Subject to the payment in full of all Senior Indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of DTE Energy applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness” means:

•	indebtedness for borrowed money;

•	obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of business);

•	obligations evidenced by notes, bonds, debentures or other similar instruments;

•	obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property;

•	obligations as lessee under leases that have been or should be, in accordance with accounting principles generally accepted in the United States, recorded as capital leases;

•	obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit;

•	obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	guarantees of Indebtedness of others, directly or indirectly, or Indebtedness in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor or (4) otherwise to assure a creditor against loss; and

•	Indebtedness described above secured by any Lien (as defined below) on property.

“Senior Indebtedness,” for purposes of subordinated debt securities of each series, means all Indebtedness, whether outstanding on the date of issuance of subordinated debt securities of the applicable series or thereafter created, assumed or incurred, except Indebtedness ranking equally with the subordinated debt securities or Indebtedness ranking junior to the subordinated debt securities. Senior Indebtedness does not include obligations to trade creditors or indebtedness of DTE Energy to its subsidiaries. Senior Indebtedness with respect to the subordinated debt securities of any particular series will continue to be Senior Indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities or thereafter created, assumed or incurred, to the extent the Indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking equally with the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of subordinated debt securities of the applicable series, means any Indebtedness, whether outstanding on the date of issuance of the subordinated debt securities of the applicable series or thereafter created, assumed or incurred, to the extent the Indebtedness by its terms ranks junior to and not equally with or prior to:

•	the subordinated debt securities, and

•	any other Indebtedness ranking equally with the subordinated debt securities,

in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of DTE Energy. The securing of any Indebtedness otherwise constituting Indebtedness ranking junior to the subordinated debt securities will not prevent the Indebtedness from constituting Indebtedness ranking junior to the subordinated debt securities.

Covenants

The indenture contains covenants for the benefit of holders of debt securities of each series. The following covenant will apply to a series of debt securities only to the extent specified in the applicable prospectus supplement.

Limitation on Secured Debt

If this covenant is made applicable to the debt securities of any particular series, we have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•	deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

“Debt” means:

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.

Consolidation, Merger and Sale of Assets

DTE Energy may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to, any person or permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	if DTE Energy merges into or consolidates with, or transfers its properties and assets as an entirety (or substantially as an entirety) to any person, such person is a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

•	any successor person (if not DTE Energy) assumes by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•	no event of default under the indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the indenture has occurred and is continuing after giving effect to the transaction; and

•	certain other conditions are met.

Upon any merger or consolidation described above or conveyance or transfer of the properties and assets of DTE Energy as or substantially as an entirety as described above, the successor person will succeed to DTE Energy’s obligations under the indenture and, except in the case of a lease, the predecessor person will be relieved of such obligations.

The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of the properties of DTE Energy which does not constitute the entirety, or substantially the entirety, thereof.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be any of the following events:

(1) failure to pay interest on the debt securities of that series, or any additional amounts payable with respect thereto, for 30 days after payment is due;

(2) failure to pay principal or any premium on the debt securities of that series, or any additional amounts payable with respect thereto, when due;

(3) failure to pay any sinking fund installment or analogous payment when due;

(4) failure to perform, or breach of, any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the debt securities of that series;

(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

•	either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

•	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates to at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or

(7) any other event of default provided with respect to debt securities of that series.

If an event of default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture as described in paragraph (6) above, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the debt securities of that series, or a lesser amount as provided for in the debt securities of that series, will be immediately due and payable without any declaration or other act by the trustee or any holder.

The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee must transmit to the holders of the debt securities of such series, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. In addition, in the case of any event of default described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings.

The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The indenture provides that no holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

Holders may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for the indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption if the debt securities are issuable only as registered securities; or

•	the day of the first publication of the notice of redemption if the debt securities are issuable as bearer securities, or, if the debt securities are also issuable as registered securities and there is no publication, the mailing of the notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, selected for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security so selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. However, at our option, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the corporate trust office of the trustee in the Borough of Manhattan, The City of New York, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

However, if the debt securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon may look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below and under the heading “Book-Entry Securities,” we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided under “Book-Entry Securities” or in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form;

•	will not be considered the owners or holders under the indenture relating to those debt securities; and

•	will not be able to transfer or exchange the global debt securities, except in the limited circumstances as described in this prospectus or any supplement.

The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the owner’s ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

For a description of the depository arrangements for global securities held by The Depository Trust Company, see “Book-Entry Securities.”

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable. The deposited amount must be sufficient to pay the entire amount of principal of, and any premium, interest and additional amounts on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity or redemption date of the debt securities, as the case may be; provided, however, we have paid all other sums payable under the indenture with respect to the debt securities, and certain other conditions are met.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “defeasance”; or

•	with respect to any debt securities, to be released from certain covenant obligations as described in the related prospectus supplement, as may be provided for under Section 301 of the indenture, which we refer to as “covenant defeasance.”

In the case of defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities. The deposit will provide through the scheduled payment of principal and interest in accordance with their terms, money in an amount sufficient to pay the principal of and any premium and interest on (and, to the extent that (1) the debt securities of such series provide for the payment of additional amounts and (2) we may reasonably determine the amount of any such additional amounts at the time of deposit (in the exercise of our sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on their scheduled due dates.

In addition, we can only elect defeasance or covenant defeasance if, among other things:

•	the defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no event of default or event that with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of the deposit of funds with the trustee and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of the deposit of funds with the trustee; and

•

we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

The indenture deems a foreign currency to be any currency, currency unit or composite currency including, without limitation, the euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

The indenture defines government obligations as securities that are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•	a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, and additional amounts, if any, with respect to, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

The indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency both by the government of the country or the confederation that issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

DTE Energy and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	change the place of payment or the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.

In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;

•	adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•	adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•	adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;

•	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;

•	adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;

•	securing the debt securities;

•	making provisions with respect to conversion or exchange rights of holders of securities of any series;

•	amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.

The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time with respect to the debt securities of one or more series by giving written notice thereof to us.

The trustee may also be removed with respect to the debt securities of any series by act of the holders of a majority in principal amount of the then outstanding debt securities of such series.

No resignation or removal of such trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the retiring trustee will be deemed to have resigned.

Governing Law

The indenture is governed by, and will be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the successor trustee under the indenture. In addition to acting as trustee under the indenture and in certain other capacities as described in this prospectus, the trustee and its affiliates may act as trustee under various other indentures, trusts and guarantees of DTE Energy and its affiliates and may act as a lender and provide other banking, trust and investment services for DTE Energy and its affiliates in the ordinary course of business.

The Trust Indenture Act contains limitations on the rights of the trustee, should it become a creditor of DTE Energy, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with DTE Energy and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts that obligate holders to purchase from us, and obligate us to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either our debt securities or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units and will contain a discussion of the material federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement or other offering materials will not necessarily be complete, and reference will be made for additional information to the purchase contract agreement or unit purchase agreement, as applicable, that we will enter into at the time of issue, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

BOOK-ENTRY SECURITIES

Unless we otherwise specify in the applicable prospectus supplement, the securities, other than our common stock, will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.

Portions of the following information concerning DTC and DTC’s book-entry only system have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC’s records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Principal and interest payments, distributions and dividend payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name,” and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the securities will be printed and delivered to DTC.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

PLAN OF DISTRIBUTION

DTE Energy may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

DTE Energy may designate one or more agents to sell the securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If DTE Energy uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. If DTE Energy uses a dealer in the sale, it will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from DTE Energy and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. DTE Energy may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. DTE Energy may elect to list any other class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice DTE Energy cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The validity of the securities and certain other legal matters will be passed upon for DTE Energy by Patrick B. Carey, Associate General Counsel. Mr. Carey beneficially owns shares of DTE Energy common stock. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

Pillsbury Winthrop Shaw Pittman LLP has represented, and may in the future continue to represent, us and certain of our affiliates in connection with certain spent nuclear fuel and other nuclear waste matters unrelated to the offering of securities described in this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s report on internal control over financial reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and copy charges.

We maintain a web site at http://www.dteenergy.com, that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015 (including information specifically incorporated by reference into DTE Energy’s Form 10-K from DTE Energy’s definitive Proxy Statement for its 2016 annual meeting of shareholders filed on March 10, 2016);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016;

•	Current Reports on Form 8-K filed February 2, March 2, May 10, May 27, July 26, and September 26, 2016; and

•	Description of DTE Energy common stock on Form 8-B, filed on January 2, 1996.

Each of these documents is available from the SEC’s web site and public reference rooms described above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, excluding the exhibits to those documents unless the exhibits are specifically incorporated by reference therein. You may make such a request by writing or telephoning DTE Energy Investor Relations at:

DTE Energy Company

Attention: Investor Relations, 819 WCB

One Energy Plaza

Detroit, Michigan 48226-1279

(313) 235-8030

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities are as follows:

	Amount to be Paid
SEC filing fee for registration statement		$(1)
Printing and mailing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Trustees fees and expenses		(2)
Rating agencies’ fees		(2)
Miscellaneous		(2)
Total		(2)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	These expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

(a) Indemnification. The DTE Energy Company articles of incorporation and the DTE Electric articles of incorporation provide that, to the fullest extent permitted by the Michigan Business Corporation Act (the “Corporation Act”) or any other applicable law, no director shall be personally liable to DTE Energy or DTE Electric, as applicable, or their respective shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

DTE Energy’s articles of incorporation and DTE Electric’s articles of incorporation provide that each person who is or was or had agreed to become a director or officer, or each such person who is or was serving or who had agreed to serve at the request of the board of directors as an employee or agent or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified to the full extent permitted by the Corporation Act or any other applicable laws as presently or hereafter in effect. DTE Energy’s articles of incorporation further state that DTE Energy may enter into one or more agreements with any person, which agreements provide for indemnification greater or different than that provided for in the articles of incorporation. In addition, pursuant to the authority granted by Article VII of its articles of incorporation, DTE Electric has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by DTE Electric of certain expenses to indemnitees.

Section 209(1)(c) of the Corporation Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Corporation Act, dealing with unlawful distributions; or (4) an intentional criminal act.

Section 561 of the Corporation Act permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564c of the Corporation Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought has determined upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses in view of all relevant circumstances, despite such adjudication of liability.

Section 563 of the Corporation Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or in defense of a claim, issue, or matter in the action, suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding and an action suit or proceeding brought to enforce this mandatory indemnification.

Reference is made to the underwriting agreement or agreements filed or incorporated by reference as exhibits hereto, which will provide for indemnification of controlling persons, directors and certain officers of the registrant against certain liabilities.

(b) Insurance. DTE Energy and DTE Electric (with respect to indemnification liability) and their respective directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under twelve insurance policies providing aggregate coverage for DTE Energy and its affiliates, including DTE Electric, in the amount of $235 million.

Item 16.	Exhibits

Certain exhibits listed below refer to “The Detroit Edison Company” or “Detroit Edison” and were effective prior to the name change to DTE Electric Company effective January 1, 2013.

Exhibit Number	Description

**1.1	Form of Underwriting Agreement with respect to DTE Energy’s Debt Securities.

1.2†	Form of Underwriting Agreement with respect to DTE Energy’s Common Stock.

**1.3	Form of Underwriting Agreement with respect to DTE Electric’s Debt Securities.

1.4†	Form of Underwriting Agreement with respect to DTE Energy’s Stock Purchase Contracts or Stock Purchase Units.

*4.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995, as amended from time to time (incorporated herein by reference to Exhibit 3-1 to DTE Energy’s Form 8-K dated May 6, 2010) (provisions defining rights of holders of DTE Energy common stock).

*4.2	Amended Bylaws of DTE Energy, as amended through September 17, 2015 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated September 17, 2015) (provisions defining rights of holders of DTE Energy common stock).

*4.3	Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-58834)).

*4.4	Third Supplemental Indenture, dated as of April 9, 2001, among DTE Capital Corporation, DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-225 to DTE Energy’s Form 10-Q for the quarter ended March 31, 2001). (succession by DTE Energy under the Indenture)

Exhibit Number	Description

*4.5	Supplemental Indenture, dated as of April 1, 2003, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4(o) to DTE Energy’s Form 10-Q for the quarter ended March 31, 2003). (2003 Series A 6 3/8% Senior Notes due 2033)

*4.6	Supplemental Indenture, dated as of May 15, 2006, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series B 6.35% Senior Notes due 2016)

*4.7	Supplemental Indenture, dated as of December 1, 2011, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-274 to DTE Energy’s Form 8-K filed December 7, 2011 ). (2011 Series I 6.50% Junior Subordinated Debentures due 2061)

*4.8	Supplemental Indenture, dated as of September 1, 2012, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to DTE Energy’s Form 8-K dated October 1, 2012) (2012 Series C 5.25% Junior Subordinated Debentures due 2062)

*4.9	Supplemental Indenture, dated as of December 1, 2013, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-282 to DTE Energy’s Form 10-K for the year ended December 31, 2013). (2013 Series F Senior Notes due 2023)

*4.10	Supplemental Indenture, dated as of May 1, 2014, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-284 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series C Senior Notes due 2024)

*4.11	Supplemental Indenture, dated as of November 1, 2014, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-287 to DTE Energy’s Form 10-K for the year ended December 31, 2014). (2014 Series G Senior Notes due 2019)

*4.12	Supplemental Indenture, dated as of June 15, 2015, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as trustee. (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed on June 17, 2015). (2015 Series B Senior Notes due 2022)

**4.13	Form of DTE Energy’s Senior Supplemental Indenture (including Form of Note as Exhibit A).

**4.14	Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A).

*4.15	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).

*4.16	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2002). (6.35% Senior Notes due 2032)

*4.17	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR 5.45% Senior Notes due 2035)

Exhibit Number	Description

*4.18	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)

*4.19	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)

*4.20	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)

*4.21	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2038)

*4.22	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.23	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)

*4.24	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)

*4.25	Thirty-First Supplemental Indenture, dated as of August 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-270 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B 3.45% Senior Notes due 2020)
*4.26	Thirty-Second Supplemental Indenture, dated as of September 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-272 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A 4.89% Senior Notes due 2020)

Exhibit Number	Description

*4.27	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.28	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)

**4.29	Form of Supplemental Indenture for DTE Electric’s Unsecured Debt Securities (including Form of Note as Exhibit A).

**4.30	Form of Supplemental Indenture for DTE Electric’s Secured Debt Securities (including Form of Note as Exhibit A).

*4.31	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).

*4.32	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-4609)). (amendment)

*4.33	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)

*4.34	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)

*4.35	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)

*4.36	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)

*4.37	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)

*4.38	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for the year ended December 31, 2000). (1990 Series B, C, E and F)

Exhibit Number	Description

*4.39	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for the year ended December 31, 1996). (1991 Series BP and CP)

*4.40	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for the year ended December 31, 1996). (1991 Series DP)

*4.41	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 1998). (1992 Series AP)

*4.42	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for the year ended December 31, 2000). (amendment)

*4.43	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)

*4.44	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2002). (2002 Series B)

*4.45	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR)

*4.46	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)

*4.47	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)

*4.48	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)

*4.49	Supplemental Indenture, dated as of December 1, 2007, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A)

Exhibit Number	Description

*4.50	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)

*4.51	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)

*4.52	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)

*4.53	Supplemental Indenture, dated as of August 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-269 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B)

*4.54	Supplemental Indenture, dated as of September 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-271 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A)
*4.55	Supplemental Indenture, dated as of May 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2011). (2011 Series B)

*4.56	Supplemental Indenture, dated as of August 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-276 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series GT)

*4.57	Supplemental Indenture, dated as of August 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-277 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series D, 2011 Series E and 2011 Series F)

*4.58	Supplemental Indenture, dated as of September 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-278 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series H)

*4.59	Supplemental Indenture, dated as of June 20, 2012, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-279 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2012). (2012 Series A and 2012 Series B)

*4.60	Supplemental Indenture, dated as of March 15, 2013, to the Mortgage and Deed of Trust dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-280 to DTE Electric’s Form 10-Q for the quarter ended March 31, 2013). (2013 Series A)

Exhibit Number	Description

*4.61	Supplemental Indenture, dated as of August 1, 2013, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-281 to DTE Electric’s Form 10-Q for the quarter ended September 30, 2013). (2013 Series B)

*4.62	Supplemental Indenture, dated as of June 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-282 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series A and B)

*4.63	Supplemental Indenture, dated as of July 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-283 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series D and E)

*4.64	Supplemental Indenture, dated as of March 1, 2015, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-289 to DTE Electric’s Form 10-Q for the quarter ended March 31, 2015). (2015 Series A due 2045)

**4.65	Form of Supplemental Indenture to DTE Electric’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).

4.66†	Form of Purchase Contract Agreement.

*4.67	Supplemental Indenture, dated as of May 1, 2016, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-293 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2016). (2016 Series A).

*4.68	Supplemental Indenture, dated as of May 15, 2016, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed May 27, 2016). (2016 Series B 5.375% Junior Subordinated Debentures due 2076).

*4.69	Supplemental Indenture, dated as of June 1, 2016, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-294 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2016). (2015 Series BR 3.30% Senior Notes due 2022).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy, regarding validity of securities being registered.

**5.2	Opinion and Consent of Randall Rutkofske, General Counsel of DTE Electric, regarding validity of securities being registered.

*12.1	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Energy (incorporated herein by reference to Exhibit 12-69 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2016).

*12.2	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Electric (incorporated herein by reference to Exhibit 12-70 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2016).

23.1	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Energy.

Exhibit Number	Description

23.2	Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Amendment).

**23.3	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Electric.

**23.4	Consent of Randall Rutkofske, General Counsel of DTE Electric (included in the opinion filed as Exhibit 5.2 to the original Registration Statement).

**24.1	DTE Energy Directors’ Power of Attorney.

**24.2	DTE Electric Directors’ Power of Attorney (appeared on the signature page to the original Registration Statement).

**25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Energy Company Amended and Restated Indenture dated as of April 9, 2001.

**25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Company Mortgage Deed of Trust dated as of October 1, 1924.

**25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Company Collateral Trust Indenture dated as of June 30, 1993.

*	Previously filed.
**	Filed with the original registration statement.
†	To be filed in a current report on Form 8-K or by amendment, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of DTE Electric’s and DTE Energy’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 26th day of September, 2016.

DTE ENERGY COMPANY
(Registrant)

By:	/s/ Gerard M. Anderson
Gerard M. Anderson
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerard M. Anderson Gerard M. Anderson	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 26, 2016

/s/ Peter B. Oleksiak Peter B. Oleksiak	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2016

/s/ Donna M. England Donna M. England	Chief Accounting Officer (Principal Accounting Officer)	September 26, 2016

* David A. Brandon	Director	September 26, 2016

* W. Frank Fountain, Jr.	Director	September 26, 2016

* Charles G. McClure, Jr.	Director	September 26, 2016

* Gail J. McGovern	Director	September 26, 2016

* Mark A. Murray	Director	September 26, 2016

* James B. Nicholson	Director	September 26, 2016

Signature		Title	Date

* Charles W. Pryor, Jr.		Director	September 26, 2016

* Josue Robles, Jr.		Director	September 26, 2016

* Ruth G. Shaw		Director	September 26, 2016

* David A. Thomas		Director	September 26, 2016

* James H. Vandenberghe		Director	September 26, 2016

*By:	/s/ Timothy E. Kraepel Timothy E. Kraepel Attorney-in-Fact

INDEX TO EXHIBITS

Certain exhibits listed below refer to “The Detroit Edison Company” or “Detroit Edison” and were effective prior to the name change to DTE Electric Company effective January 1, 2013.

Exhibit Number	Description

**1.1	Form of Underwriting Agreement with respect to DTE Energy’s Debt Securities.

1.2†	Form of Underwriting Agreement with respect to DTE Energy’s Common Stock.

**1.3	Form of Underwriting Agreement with respect to DTE Electric’s Debt Securities.

1.4†	Form of Underwriting Agreement with respect to DTE Energy’s Stock Purchase Contracts or Stock Purchase Units.

*4.1	Amended and Restated Articles of Incorporation of DTE Energy dated December 13, 1995, as amended from time to time (incorporated herein by reference to Exhibit 3-1 to DTE Energy’s Form 8-K dated May 6, 2010) (provisions defining rights of holders of DTE Energy common stock).

*4.2	Amended Bylaws of DTE Energy, as amended through September 17, 2015 (incorporated herein by reference to Exhibit 3.1 to DTE Energy’s Form 8-K dated September 17, 2015) (provisions defining rights of holders of DTE Energy common stock).

*4.3	Amended and Restated Indenture, dated as of April 9, 2001, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Registration Statement on Form S-3 (File No. 333-58834)).

*4.4	Third Supplemental Indenture, dated as of April 9, 2001, among DTE Capital Corporation, DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-225 to DTE Energy’s Form 10-Q for the quarter ended March 31, 2001). (succession by DTE Energy under the Indenture)

*4.5	Supplemental Indenture, dated as of April 1, 2003, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4(o) to DTE Energy’s Form 10-Q for the quarter ended March 31, 2003). (2003 Series A 6 3/8% Senior Notes due 2033)

*4.6	Supplemental Indenture, dated as of May 15, 2006, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-239 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series B 6.35% Senior Notes due 2016)

*4.7	Supplemental Indenture, dated as of December 1, 2011, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-274 to DTE Energy’s Form 8-K filed December 7, 2011 ). (2011 Series I 6.50% Junior Subordinated Debentures due 2061)

*4.8	Supplemental Indenture, dated as of September 1, 2012, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to DTE Energy’s Form 8-K dated October 1, 2012) (2012 Series C 5.25% Junior Subordinated Debentures due 2062)

*4.9	Supplemental Indenture, dated as of December 1, 2013, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-282 to DTE Energy’s Form 10-K for the year ended December 31, 2013). (2013 Series F Senior Notes due 2023)

*4.10	Supplemental Indenture, dated as of May 1, 2014, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-284 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series C Senior Notes due 2024)

Exhibit Number	Description

*4.11	Supplemental Indenture, dated as of November 1, 2014, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-287 to DTE Energy’s Form 10-K for the year ended December 31, 2014). (2014 Series G Senior Notes due 2019)

*4.12	Supplemental Indenture, dated as of June 15, 2015, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as trustee. (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed on June 17, 2015). (2015 Series B Senior Notes due 2022)

**4.13	Form of DTE Energy’s Senior Supplemental Indenture (including Form of Note as Exhibit A).

**4.14	Form of DTE Energy’s Subordinated Supplemental Indenture (including Form of Note as Exhibit A).

*4.15	Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-152 to Detroit Edison’s Registration Statement (File No. 33-50325)).

*4.16	Tenth Supplemental Indenture, dated as of October 23, 2002, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-231 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2002). (6.35% Senior Notes due 2032)

*4.17	Sixteenth Supplemental Indenture, dated as of April 1, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR 5.45% Senior Notes due 2035)

*4.18	Eighteenth Supplemental Indenture, dated as of September 15, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated September 29, 2005). (2005 Series C 5.19% Senior Notes due October 1, 2023)

*4.19	Nineteenth Supplemental Indenture, dated as of September 30, 2005, to the Collateral Trust Indenture, dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-247 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E 5.70% Senior Notes due 2037)

*4.20	Twentieth Supplemental Indenture, dated as of May 15, 2006, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-249 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A Senior Notes due 2036)

*4.21	Twenty-Second Supplemental Indenture, dated as of December 1, 2007, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A Senior Notes due 2038)

*4.22	Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-254 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET Variable Rate Senior Notes due 2029)

Exhibit Number	Description

*4.23	Twenty-Fifth Supplemental Indenture, dated as of June 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-256 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G 5.60% Senior Notes due 2018)

*4.24	Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-258 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT Variable Rate Senior Notes due 2020)

*4.25	Thirty-First Supplemental Indenture, dated as of August 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-270 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B 3.45% Senior Notes due 2020)

*4.26	Thirty-Second Supplemental Indenture, dated as of September 1, 2010, to the Collateral Trust Indenture dated as of June 30, 1993, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-272 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A 4.89% Senior Notes due 2020)

*4.27	Amendment dated June 1, 2009 to the Twenty-Fourth Supplemental Indenture, dated as of May 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-265 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series ET Variable Rate Senior Notes due 2029)

*4.28	Amendment dated June 1, 2009 to the Twenty-Sixth Supplemental Indenture, dated as of July 1, 2008 to the Collateral Trust Indenture dated as of June 30, 1993 between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4-266 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2009). (2008 Series KT Variable Rate Senior Notes due 2020)

**4.29	Form of Supplemental Indenture for DTE Electric’s Unsecured Debt Securities (including Form of Note as Exhibit A).

**4.30	Form of Supplemental Indenture for DTE Electric’s Secured Debt Securities (including Form of Note as Exhibit A).

*4.31	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-1 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-1630)).

*4.32	Supplemental Indenture, dated as of December 1, 1940, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-14 to Detroit Edison’s Registration Statement on Form A-2 (File No. 2-4609)). (amendment)

*4.33	Supplemental Indenture, dated as of September 1, 1947, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-20 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-7136)). (amendment)

Exhibit Number	Description

*4.34	Supplemental Indenture, dated as of March 1, 1950, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-22 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-8290)). (amendment)

*4.35	Supplemental Indenture, dated as of November 15, 1951, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit B-23 to Detroit Edison’s Registration Statement on Form S-1 (File No. 2-9226)). (amendment)

*4.36	Supplemental Indenture, dated as of August 15, 1957, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 3-B-30 to Detroit Edison’s Form 8-K dated September 11, 1957). (amendment)

*4.37	Supplemental Indenture, dated as of December 1, 1966, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 2-B-32 to Detroit Edison’s Registration Statement on Form S-9 (File No. 2-25664)). (amendment)

*4.38	Supplemental Indenture, dated as of February 15, 1990, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-212 to Detroit Edison’s Form 10-K for the year ended December 31, 2000). (1990 Series B, C, E and F)

*4.39	Supplemental Indenture, dated as of May 1, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-178 to Detroit Edison’s Form 10-K for the year ended December 31, 1996). (1991 Series BP and CP)

*4.40	Supplemental Indenture, dated as of May 15, 1991, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-179 to Detroit Edison’s Form 10-K for the year ended December 31, 1996). (1991 Series DP)

*4.41	Supplemental Indenture, dated as of February 29, 1992, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-187 to Detroit Edison’s Form 10-Q for the quarter ended March 31, 1998). (1992 Series AP)

*4.42	Supplemental Indenture, dated as of April 26, 1993, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-215 to Detroit Edison’s Form 10-K for the year ended December 31, 2000). (amendment)

*4.43	Supplemental Indenture, dated as of September 17, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to Detroit Edison’s Registration Statement on Form S-3 (File No. 333-100000)). (amendment and successor trustee)

*4.44	Supplemental Indenture, dated as of October 15, 2002, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-230 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2002). (2002 Series B)

*4.45	Supplemental Indenture, dated as of April 1, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.3 to Detroit Edison’s Registration Statement on Form S-4 (File No. 333-123926)). (2005 Series BR)

Exhibit Number	Description

*4.46	Supplemental Indenture, dated as of September 15, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K dated September 29, 2005). (2005 Series C)

*4.47	Supplemental Indenture, dated as of September 30, 2005, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-248 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2005). (2005 Series E)

*4.48	Supplemental Indenture, dated as of May 15, 2006, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-250 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2006). (2006 Series A)

*4.49	Supplemental Indenture, dated as of December 1, 2007, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.2 to Detroit Edison’s Form 8-K dated December 18, 2007). (2007 Series A)

*4.50	Supplemental Indenture, dated as of May 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-253 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series ET)

*4.51	Supplemental Indenture, dated as of June 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-255 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series G)

*4.52	Supplemental Indenture, dated as of July 1, 2008, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-257 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2008). (2008 Series KT)

*4.53	Supplemental Indenture, dated as of August 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-269 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series B)

*4.54	Supplemental Indenture, dated as of September 1, 2010, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-271 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2010). (2010 Series A)

*4.55	Supplemental Indenture, dated as of May 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-275 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2011). (2011 Series B)

*4.56	Supplemental Indenture, dated as of August 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-276 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series GT)

*4.57	Supplemental Indenture, dated as of August 15, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-277 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series D, 2011 Series E and 2011 Series F)

Exhibit Number	Description

*4.58	Supplemental Indenture, dated as of September 1, 2011, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-278 to Detroit Edison’s Form 10-Q for the quarter ended September 30, 2011). (2011 Series H)

*4.59	Supplemental Indenture, dated as of June 20, 2012, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-279 to Detroit Edison’s Form 10-Q for the quarter ended June 30, 2012). (2012 Series A and 2012 Series B)

*4.60	Supplemental Indenture, dated as of March 15, 2013, to the Mortgage and Deed of Trust dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-280 to DTE Electric’s Form 10-Q for the quarter ended March 31, 2013). (2013 Series A)

*4.61	Supplemental Indenture, dated as of August 1, 2013, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-281 to DTE Electric’s Form 10-Q for the quarter ended September 30, 2013). (2013 Series B)

*4.62	Supplemental Indenture, dated as of June 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-282 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series A and B)

*4.63	Supplemental Indenture, dated as of July 1, 2014, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-283 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2014). (2014 Series D and E)

*4.64	Supplemental Indenture, dated as of March 1, 2015, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-289 to DTE Electric’s Form 10-Q for the quarter ended March 31, 2015). (2015 Series A due 2045)

**4.65	Form of Supplemental Indenture to DTE Electric’s Mortgage for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).

4.66†	Form of Purchase Contract Agreement.

*4.67	Supplemental Indenture, dated as of May 1, 2016, to the Mortgage and Deed of Trust, dated as of October 1, 1924, between DTE Electric and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-293 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2016). (2016 Series A).

*4.68	Supplemental Indenture, dated as of May 15, 2016, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4.1 to DTE Energy’s Form 8-K filed May 27, 2016). (2016 Series B 5.375% Junior Subordinated Debentures due 2076).

*4.69	Supplemental Indenture, dated as of June 1, 2016, between DTE Energy and The Bank of New York Mellon Trust Company, N.A., as successor trustee (incorporated herein by reference to Exhibit 4-294 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2016). (2015 Series BR 3.30% Senior Notes due 2022).

5.1	Opinion and Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy, regarding validity of securities being registered.

Exhibit Number	Description

**5.2	Opinion and Consent of Randall Rutkofske, General Counsel of DTE Electric, regarding validity of securities being registered.

*12.1	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Energy (incorporated herein by reference to Exhibit 12-69 to DTE Energy’s Form 10-Q for the quarter ended June 30, 2016).

*12.2	Computation of Ratios of Earnings to Fixed Charges with respect to DTE Electric (incorporated herein by reference to Exhibit 12-70 to DTE Electric’s Form 10-Q for the quarter ended June 30, 2016).

23.1	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Energy.

23.2	Consent of Patrick B. Carey, Esq., Associate General Counsel of DTE Energy (included in the opinion filed as Exhibit 5.1 to this Amendment).

**23.3	Consent of PricewaterhouseCoopers LLP with respect to the financial statements of DTE Electric.

**23.4	Consent of Randall Rutkofske, General Counsel of DTE Electric (included in the opinion filed as Exhibit 5.2 to the original Registration Statement).

**24.1	DTE Energy Directors’ Power of Attorney.

**24.2	DTE Electric Directors’ Power of Attorney (appeared on the signature page to the original Registration Statement).

**25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Energy Company Amended and Restated Indenture dated as of April 9, 2001.

**25.2	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Company Mortgage Deed of Trust dated as of October 1, 1924.

**25.3	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the DTE Electric Company Collateral Trust Indenture dated as of June 30, 1993.

*	Previously filed.
**	Filed with the original registration statement.
†	To be filed in a current report on Form 8-K or by amendment, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.